                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant |_|

Check the appropriate box:
         |_| Preliminary Proxy Statement
         |_| Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         |X| Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       MPW INDUSTRIAL SERVICES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
         |X| No Fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which
                   transaction applies:

--------------------------------------------------------------------------------

               (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

               (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

               (5) Total fee paid:

--------------------------------------------------------------------------------
         |_| Fee paid previously with preliminary materials.
         |_| Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             (1) Amount Previously Paid:________________________________________
             (2) Form, Schedule or Registration Statement No.: _________________
             (3) Filing Party:__________________________________________________
             (4) Date Filed: ___________________________________________________

                                   [MPW LOGO]

                           9711 Lancaster Road, S.E.
                               Hebron, Ohio 43025

November 13, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, December 13, 2001, at 10:00 A.M. Eastern Time, at the Company's principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report from the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

     I look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ MONTE R. BLACK
                                          MONTE R. BLACK
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                                   [MPW LOGO]

                           9711 Lancaster Road, S.E.
                               Hebron, Ohio 43025

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 2001

                               ------------------

To the Shareholders of
MPW Industrial Services Group, Inc.:

     The Annual Meeting of Shareholders of MPW Industrial Services Group, Inc. (the "Company") will be held at the Company's principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025 on Thursday, December 13, 2001, at 10:00 a.m. local time for the following purposes:

     1. To elect five Directors to serve until the 2002 Annual Meeting of Shareholders, and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 9, 2001, will be entitled to vote at the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office.

                                        By Order of the Board of Directors

                                        /s/ RICHARD R. KAHLE
                                        RICHARD R. KAHLE
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

Hebron, Ohio
November 13, 2001

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                      MPW INDUSTRIAL SERVICES GROUP, INC.
                           9711 LANCASTER ROAD, S.E.
                               HEBRON, OHIO 43025

                               ------------------

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 2001

                               ------------------

     MPW Industrial Services Group, Inc. (the "Company") is mailing this Proxy Statement to the shareholders of the Company in connection with the solicitation of proxies by the Company's Board of Directors. These proxies will be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, December 13, 2001, at the Company's principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025 and at any adjournment thereof (the "Annual Meeting").

     If a shareholder properly executes and returns the enclosed form of proxy, it will be voted according to his or her instructions. If no instructions are given, it will be voted (i) for the election as directors of the five nominees named below, and (ii) in the discretion of the proxies with respect to any other matter that may come before the meeting. Any shareholder may revoke a previously granted proxy by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokers, nominees, fiduciaries and custodians incurred in sending proxy materials to principals and obtaining their instructions. In addition to the use of the mail, proxies may be solicited in person or by telephone or telegraph. Directors, officers and regular employees of the Company may solicit proxies without additional compensation.

     This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders on or about November 13, 2001.

                                     VOTING

     The Board of Directors has fixed the close of business on November 9, 2001, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On November 9, 2001, there were outstanding 10,939,957 shares of the Company's Common Stock, without par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law and the Company's Code of Regulations, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the proposals to which such abstention or broker non-vote applies.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of November 2, 2001 by (a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each director, nominee and named executive officer of the Company, and (c) all directors and executive officers, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL   PERCENT OF
BENEFICIAL OWNER                                              OWNERSHIP      CLASS
----------------                                              ----------   ----------
Monte R. Black (1)..........................................  6,303,950       57.6%
Walter H. Morris (2)........................................    800,000        7.3%
T. Rowe Price Associates, Inc. (3)..........................    727,800        6.7%
Susan K. Black..............................................    620,000        5.7%
T. Rowe Price Small-Cap Stock Fund, Inc. (4)................    550,100        5.0%
Ira O. Kane (5).............................................    548,000        5.0%
Monte R. Black and Susan K. Black 1994
  Irrevocable Trust.........................................    547,840        5.0%
James P. Mock (6)...........................................     71,000          *
Richard R. Kahle............................................     10,000          *
Alfred Friedman (7).........................................      4,000          *
Pete A. Klisares (8)........................................      5,000          *
Timothy A. Walsh (8)........................................      5,500          *
J. Craig Wright (9).........................................     65,500          *
All directors and executive officers as a group (7 persons)
  (10)......................................................  7,012,950       64.1%
* less than 1%

---------------

 (1) Includes (i) 620,000 shares of Common Stock held by Mr. Black's wife, Susan
     K. Black, (ii) 15,000 shares of Common Stock held by Mr. Black's children and (iii) an aggregate of 547,840 shares of Common Stock held in trust for Mr. Black's children. Mr. Black disclaims beneficial ownership of the foregoing shares. Also includes 26,250 shares of Common Stock subject to options to purchase, which are currently exercisable.

 (2) Based on information contained in a Schedule 13G filed on February 13, 2001. The address for Walter H. Morris is 3610 West River Ridge Court, Mequon, Wisconsin 53092.

 (3) Based on information contained in a Schedule 13G filed on February 8, 2001. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (4) Based on information contained in a Schedule 13G filed on February 8, 2001. The address for T. Rowe Price Small-Cap Stock Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (5) Includes 548,000 shares of Common Stock subject to options to purchase, which are currently exercisable.

 (6) Includes 70,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

 (7) Includes 3,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

 (8) Includes 4,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

 (9) Includes (i) 4,000 shares of Common Stock held in trust for Mr. Wright's child, (ii) 14,000 shares of Common Stock held by Mr. Wright's wife, (iii) 15,000 shares held by Mr. Wright's daughter and (iv) 3,500 shares of Common Stock held by Alexi, Inc., a corporation in which Mr. Wright holds a controlling interest. Mr. Wright disclaims beneficial ownership of the foregoing shares. Also includes 3,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(10) Includes (i) 620,000 shares of Common Stock held by Mr. Black's wife, Susan
     K. Black, (ii) an aggregate of 547,840 shares of Common Stock held in trust for Mr. Black's children, (iii) 15,000 shares of Common Stock held by Mr. Black's children (iv) 4,000 shares of Common Stock held in trust for Mr. Wright's child, (v) 14,000 shares of Common Stock held by Mr. Wright's wife, (vi) 15,000 shares of Common Stock held by Mr. Wright's daughter and
     (vii) 3,500 shares of Common Stock held by Alexi, Inc., a corporation in which Mr. Wright holds a controlling interest. Mr. Black and Mr. Wright disclaim beneficial ownership of the foregoing shares. Includes 658,250 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

                        PROPOSAL: ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     Five directors will be elected at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Company's management intends that the shares represented by the enclosed proxy will be voted, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the five nominees named below.

     The Company has no reason to believe that any of such nominees will be unable, if elected, to serve as a director. However, if such an event should occur, the Company's management intends that the shares represented by the enclosed proxy will be voted for the remainder of the nominees, and for such substitute nominee or nominees as may be selected by the Company's current Board of Directors.

     All of the nominees for director named below are currently serving as directors of the Company for terms expiring at the Annual Meeting. Mr. Klisares became a director of the Company in February 1998, Mr. Friedman became a director in November 1998 and Messrs. Walsh and Wright became directors in September 1994 and May 1999, respectively. Mr. Black has served as the Chairman of the Board of Directors since founding the Company in 1972.

     The following table sets forth information regarding each of the persons nominated for election to the Board of Directors. Certain biographical information regarding each of the persons nominated for election to the Board of Directors is described below the table.

NAME                                        AGE                     POSITION
----                                        ---                     --------
Monte R. Black.........................     51      Chairman of the Board of Directors and
                                                    Chief Executive Officer
Pete A. Klisares.......................     65      Director
Alfred Friedman........................     60      Director
Timothy A. Walsh.......................     40      Director
J. Craig Wright........................     72      Director

     Monte R. Black originally founded the Company in 1972 and has served as Chief Executive Officer and Chairman of the Board of Directors since that time.

     Pete A. Klisares has served as a director of the Company since February 1998. Mr. Klisares is the principal of MIGG Capital, an Ohio-based capital investment company. Mr. Klisares previously served as president, chief operating officer and a director of Karrington Health, Inc., a provider of assisted living facilities, from August 1997 to June 1999. Prior to this time, Mr. Klisares served in the following capacities with Worthington Industries, Inc., a manufacturer of processed steel and custom cast products: (i) executive vice president from August 1993 to July 1997, and (ii) assistant to the chairman of the board of directors from December 1991 to July 1993. Before joining Worthington Industries, Inc., Mr. Klisares served as executive director of JMAC, Inc. an investment company, from May 1991 to December 1991 and as manufacturing vice president and general manager of AT&T, a telecommunications firm, for more than five years prior to May 1991. Mr. Klisares also serves as a director of Dominion Homes, Inc., a residential construction firm, Huntington National Bank, N.A., a national banking association, Sunrise Assisted Living and Vistacare, a hospice healthcare company.

     Alfred Friedman has served as a director of the Company since November 1998. Mr. Friedman has been an independent financial consultant since 1998 and prior thereto was a partner at PricewaterhouseCoopers LLP, an accounting firm, or its predecessor firms since 1974.

     Timothy A. Walsh has served as a director of the Company since September 1994. Mr. Walsh has served as executive vice president, chief financial officer and treasurer of Farm Family Holdings, Inc., a property and casualty company, since February 2000 and as executive vice president, finance and treasurer for Farm Family Holdings, Inc. from December 1996 to February 2000. Mr. Walsh has also served as executive vice president - finance of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company since December 1996, as treasurer of United Farm Family Insurance Company since October 1996 and as treasurer of Farm Family Holdings, Inc. from October 1996 to December 1996. Prior to this time, Mr. Walsh served in the following capacities with Farm Family Insurance Company, a subsidiary of Farm Family Holdings, Inc.: (i) senior vice president, finance from March 1996 to November 1996; and (ii) director of corporate development from August 1995 to March 1996. Prior to this time, Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc. from April 1994 until August 1995 and as corporate controller for NSC Corporation, an asbestos abatement company, from June 1992 until April 1994. Before joining NSC Corporation, Mr. Walsh was employed by KPMG Peat Marwick, a public accounting firm.

     J. Craig R. Wright has served as a director of the Company since May 1999. Mr. Wright is of counsel with Chester, Willcox and Saxbe, a law firm, and prior thereto, Mr. Wright was an Associate Justice of the Ohio Supreme Court from January 1985 to March 1996.

EXECUTIVE OFFICERS

     In addition to Mr. Black, information with respect to whom is set forth above, the executive officers of the Company include the following:

     James P. Mock (age 56). Mr. Mock joined the Company in October 1996 as Vice President and General Manager of the Northern Region, Industrial Cleaning. In July 1997, Mr. Mock was appointed Vice President and General Manager of Industrial Cleaning and Facility Maintenance. From 1984 until joining the Company, Mr. Mock served in various general management and executive positions for a leading environmental services company and its successors.

     Richard R. Kahle (age 37). Mr. Kahle joined the Company in September 2000 and was appointed Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Kahle served in the following capacities for Bank One Corporation, a bank holding company, from January 1997 until September 2000:
(i) senior vice president -- finance, consumer lending division; (ii) manager of financial planning and analysis -- consumer lending division; (iii) national accounting director; (iv) director of financial reporting; and (v) corporate accounting manager. Before joining Bank One Corporation, from December 1994 until December 1996, Mr. Kahle was the manager of financial accounting for Clopay Corporation, a manufacturer, and from August 1990 until December 1994, Mr. Kahle was the supervisor of financial reporting for Borden, Incorporated, a manufacturer of chemicals, packaged foods, housewares and consumer adhesives. Prior to joining Borden, Incorporated Mr. Kahle was employed by Deloitte & Touche, a public accounting firm.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

     During the Company's fiscal year ended June 30, 2001 ("fiscal 2001"), the Board of Directors of the Company held a total of four meetings.

     The Company has an Executive Committee that is empowered to exercise the power and authority of the Board of Directors between meetings of the Board of Directors. Messrs. Black, Klisares and Walsh are presently the members of the Executive Committee, which did not meet during fiscal 2001. Mr. Black currently serves as Chairman of the Executive Committee.

     The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors met twice during fiscal 2001. Messrs. Klisares and Walsh are presently members of the Compensation Committee, the primary function of which is to review and approve salaries and other compensation benefits for executive officers of the Company, to make recommendations to the Board of Directors with respect to the adoption of other compensation programs and to administer the Company's stock option plans and approve awards of stock options made under the Company's 1997 Stock Option Plan. Mr. Klisares will serve as Chairman of the Compensation Committee in the upcoming year.

     The Company has an Audit Committee, the primary function of which is to oversee the accounting and auditing affairs of the Company. Messrs. Friedman, Walsh, Klisares and Wright presently serve as members of the Audit Committee, which met on four occasions during fiscal 2001. Mr. Walsh will serve as Chairman of the Audit Committee in the upcoming year.

     The Company formed a Transaction Committee subsequent to the end of fiscal 2001. Messrs. Klisares and Wright presently serve as members of the Transaction Committee, the primary function of which is to represent the Company in negotiations between Mr. Black or other affiliates and the Company. Mr. Klisares currently serves as Chairman of the Transaction Committee.

     The Company has no standing nominating committee or committee performing similar functions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The compensation discussion that follows has been prepared based on the actual plan and non-plan compensation awarded to, earned by or paid to the Company's named executive officers during the periods presented. The Company's compensation arrangements with its directors and certain arrangements with its named executive officers are described below.

CASH COMPENSATION TABLE

     The following table sets forth the compensation paid or payable by the Company during the fiscal years ended June 30, 2001, 2000 and 1999, to those individuals serving as the registrant's chief executive officer at any time during fiscal 2001 and certain other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                            ANNUAL COMPENSATION     ---------------------    ALL OTHER
                                                           ----------------------   SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR   SALARY ($)   BONUS ($)        OPTIONS (#)            $(4)
---------------------------                         ----   ----------   ---------   ---------------------   ------------
Monte R. Black....................................  2001     453,200          --                --                  --
  Chairman of the Board of Directors                2000     453,200          --                --                  --
  and Chief Executive Officer                       1999     453,200     294,580            35,000                  --

James P. Mock.....................................  2001     166,000      48,000                --                  --
  Vice President and General Manager                2000     166,000          --                --                  --
  of Industrial Cleaning and Facility               1999     137,000      60,000            80,000                  --
  Maintenance

Richard R. Kahle (1)..............................  2001     109,471      35,000                --                  --
  Vice President, Chief Financial
  Officer, Secretary and Treasurer

C. Douglas Rockwell (2)...........................  2001     165,900      40,000                --                  --
  Vice President and General Manager                2000     158,000      23,000                --                  --
  of Industrial Water                               1999      44,400          --            35,000                  --
  and Container Cleaning
Ira O. Kane (3)...................................  2001     316,250          --                --             330,000
  President and Chief Operating Officer             2000     330,000          --                --                  --
                                                    1999     300,000     227,750            30,000                  --

---------------

(1) Mr. Kahle joined the Company in September 2000.

(2) Mr. Rockwell joined the Company in March 1999 and resigned as an officer of the Company subsequent to the end of the 2001 fiscal year.

(3) Mr. Kane resigned as an officer of the Company in June 2001.

(4) Represents a severance payment pursuant to the agreement described on page
    8.

FISCAL 2001 AGGREGATED OPTION EXERCISES FY-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options by each of the Company's named executive officers during fiscal 2001 and fiscal year end value of unexercised options.

                                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-THE-
                                                          UNDERLYING UNEXERCISED OPTIONS    MONEY OPTIONS AT FISCAL YEAR-
                                   SHARES       VALUE         AT FISCAL YEAR-END (#)                 END ($) (1)
                                ACQUIRED ON    REALIZED   -------------------------------   -----------------------------
NAME                            EXERCISE (#)     ($)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                            ------------   --------   -------------   ---------------   ------------   --------------
Monte R. Black................      --            --          17,500           17,500            --              --
James P. Mock.................      --            --          50,000           56,000            --              --
Richard R. Kahle..............      --            --              --               --            --              --
C. Douglas Rockwell...........      --            --          17,500           17,500            --              --
Ira O. Kane...................      --            --         548,000               --            --              --

---------------

(1) Value is based on the June 29, 2001 closing price of $1.25 per share of the Company's common stock on the NASDAQ National Market.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company do not receive compensation for serving as directors. Non-employee directors are paid a quarterly fee of $1,500. In addition, non-employee directors receive a fee of $1,000 for attendance at each Board of Directors meeting or committee of the Board of Directors. In addition, under the Company's 1997 Stock Option Plan each non-employee director of the Company who is in office on the business day following the date of the first annual meeting of shareholders of the Company following the date at which he or she is elected a director receives an option to purchase 2,000 shares of Common Stock and each non-employee director of the Company in office on the business day following the date of each subsequent annual meeting of shareholders receives an option to purchase 1,000 shares of Common Stock. All directors of the Company also are reimbursed for reasonable travel expenses to and from meetings of the Board of Directors and committees.

SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVES

     The Company entered into a severance agreement (the "Severance Agreement") designed to ensure the continuity of management in the event of a change in control, with Mr. Black. The Severance Agreement provides that following a change in control such executive will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death or (iii) attainment of age 65 and the occurrence of one or more certain additional events.

     Under the Severance Agreement, severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for the three calendar years immediately preceding the year in which the change in control occurs, plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation made or to be made in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from the Company, a successor or their affiliates following a change in control, plus (iv) any future payments to be made in accordance with any employment agreements or other contracts between the Company and such other entities. For three years following termination, the Company will arrange to provide the executive with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with the Company for the purpose of determining service credits and benefits under the Company's various retirement benefit plans.

     The Company has agreed to pay any and all legal fees incurred in connection with the interpretation, enforcement or defense of Mr. Black's rights under the Severance Agreement. The terms of the Severance Agreement run until the later of
(i) the close of business on June 30, 2002 or (ii) the expiration of the three-year period of severance benefit coverage. Beginning in fiscal 2003, the Severance Agreement will automatically be renewed for successive one-year terms unless the Company or the executive gives notice of intent to terminate before such renewal.

     In June 2001, Mr. Kane resigned as an executive officer of the Company. Mr. Kane entered into a Severance Agreement with the Company providing for certain payments and benefits. Pursuant to his Severance Agreement, Mr. Kane received a payment of $330,000 in June 2001 and will receive an additional payment of $330,000 in June 2002. The Severance Agreement also provides for the acceleration of vesting of Mr. Kane's options and states that Mr. Kane will receive up to 2% of the net proceeds realized by the Company should the Company sell its interest in Pentagon Technologies Group, Inc. ("Pentagon") during the period June 16, 2001 through June 15, 2005. The aggregate proceeds, if any, Mr. Kane is eligible to receive from the exercise of stock options and the sale of the Company's interest in Pentagon cannot exceed $1,000,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Klisares and Walsh. Prior to November 1997, the Company did not have a Compensation Committee or other committee of the Board of Directors performing similar functions and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company, from April 1994 until August 1995.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board (the "Compensation Committee") is comprised of two outside directors, none of whom is or was formerly an officer of the Company, although Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company from April 1994 until August 1995. During fiscal 2001 none of the Company's executive officers served on the board of any entity of which a Compensation Committee member was an executive officer or on the compensation committee of any entity of which any director of the company was an executive officer.

  Role of Compensation Committee

     Prior to November 1997, the Company had no Compensation Committee, and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. Following the Company's initial public offering (the "Offering"), the Compensation Committee undertook the oversight responsibility for the Company's executive compensation program.

     In general, the Company's compensation program for executive officers consists of three primary elements: a base salary, a discretionary bonus and periodic grants of stock options. The Compensation Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and the long-term interests of the Company's shareholders. Therefore, the bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to the Company's performance and other individual and organizational goals) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by the Company's shareholders) are important components of the overall compensation package.

  Base Salary

     Base salary is reviewed annually. In evaluating the base salary component of compensation for the Company's executive officers the Compensation Committee considers individual performance and industry analysis and comparisons.

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set for under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

     For fiscal 2001, only one of the Company's executive officers received an increase in base salary; all other base salaries for the Company's executive officers remained unchanged.

  Bonus Plan

     Bonuses are awarded at the discretion of the Compensation Committee and are targeted at a percentage of the annual base salary of each executive officer. The targeted bonus is the bonus the Company expects to award, based on the Company's and individuals achievement of certain performance objectives. The granted bonus may be more or less than the targeted percentage, based on the recommendations of the Chief Executive Officer and the subjective determination by the Compensation Committee of the executive's performance and the Company's performance in relation to the stated goals. For fiscal 2001, three of the Company's executive officers received a bonus.

  Stock Options

     The purpose of the Company's 1997 Stock Option Plan is to attract and retain key personnel and directors of the Company and to enhance their interest in the Company's continued success. The maximum number of the Company's Common Shares with respect to which awards may be granted under the 1997 Stock Option Plan is 1,200,000. During fiscal 2001, the Company did not grant stock options to any of its executive officers.

  Chief Executive Officer Compensation

     Mr. Black, the Company's Chief Executive Officer, was paid an annual salary of $453,200 for the fiscal year ended June 30, 2001. For fiscal 2001, Mr. Black declined to receive a bonus for the second consecutive year and was not granted any stock options. The Compensation Committee believes that tying the remuneration of Mr. Black to the performance of the Common Stock will enhance the long-term performance and stability of the Company.

  Section 162(m) Compliance

     Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000, which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

                                          Submitted by the Compensation
                                          Committee of the Company

                                          TIMOTHY A. WALSH, Chairman
                                          PETE A. KLISARES

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee currently consists of four directors and operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. The primary function of the Audit Committee is to oversee the accounting and auditing affairs of the Company.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended June 30, 2001, with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Ernst & Young LLP its independence from the Company.

     Fees related to services performed by Ernst & Young LLP in 2001 are as follows:

Audit Fees..................................................   $145,000
All Other Fees..............................................    170,000
                                                               --------
          Total.............................................   $315,000
                                                               ========

     The Audit Committee has considered and concluded that the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report to Shareholders on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors the selection of the Company's independent auditors.

                                          Submitted by the Audit Committee
                                          of the Company:

                                          ALFRED FRIEDMAN, Chairman
                                          TIMOTHY A. WALSH
                                          PETE A. KLISARES
                                          J. CRAIG WRIGHT

PERFORMANCE GRAPH*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a peer group selected by the Company to include companies that provide a broad range of services to industry. These companies are similar to the Company in that they provide various services to industry on an outsourcing basis, though not necessarily the same types of services as the Company. The companies that make up the peer group are: ABM Industries, Inc., Arguss Communications, Inc., Comfort Systems USA, Inc., Dycom Industries, Inc., Emcor Group, Inc., Encompass Services Corp., Firstservice Corporation, Integrated Electrical Services, Inc., Mastec Inc., Mobile Mini, Inc., Quanta Services, Inc., The Servicemaster Company, United Rentals, Inc. and Viad Corp.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
        AMONG MPW INDUSTRIAL SERVICES GROUP, INC., THE S & P 500 INDEX,
                                AND A PEER GROUP
[INSERT COMPARISON GRAPH]

                                                     MPW INDUSTRIAL
                                                  SERVICES GROUP, INC.             PEER GROUP                    S&P 500
                                                  --------------------             ----------                    -------
12/2/97                                                     100                         100                         100
12/97                                                       100                      112.39                       99.87
1/98                                                      91.67                      113.33                      100.98
2/98                                                     108.33                      117.55                      108.26
3/98                                                     120.83                      123.63                       113.8
4/98                                                     133.33                      126.25                      114.95
5/98                                                     152.78                      134.22                      112.97
6/98                                                        150                      148.25                      117.56
7/98                                                        125                      135.06                      116.31
8/98                                                     101.39                      114.13                       99.49
9/98                                                     105.56                      122.99                      105.87
10/98                                                    111.11                         129                      114.48
11/98                                                    133.33                      129.19                      121.41
12/98                                                       125                      143.23                      128.41
1/99                                                     136.11                      138.62                      133.78
2/99                                                     127.78                      128.75                      129.62
3/99                                                      91.67                      132.66                      134.81
4/99                                                     101.39                      138.09                      140.03
5/99                                                     113.89                      133.42                      136.72
6/99                                                     111.11                      142.97                      144.31
7/99                                                     118.06                      138.81                      139.81
8/99                                                     101.39                      119.89                      139.11
9/99                                                      79.17                      121.14                       135.3
10/99                                                     88.89                      102.44                      143.86
11/99                                                    103.48                      104.93                      146.79
12/99                                                      88.2                      106.99                      155.43
1/00                                                      88.89                       112.2                      147.62
2/00                                                       87.5                      111.22                      144.83
3/00                                                      61.11                      123.71                         159
4/00                                                      80.56                      133.28                      154.21
5/00                                                      76.39                      127.72                      151.05
6/00                                                      86.11                      124.43                      154.77
7/00                                                      88.89                      114.04                      152.35
8/00                                                      77.09                      123.58                      161.82
9/00                                                       38.2                       110.6                      153.28
10/00                                                     20.14                      100.89                      152.63
11/00                                                     20.14                       98.93                      140.59
12/00                                                     11.11                      100.18                      141.28
1/01                                                      18.06                       98.97                      146.29
2/01                                                       18.4                       92.21                      132.95
3/01                                                       12.5                       88.51                      124.53
4/01                                                      16.28                       94.43                      134.21
5/01                                                      16.39                      106.16                      135.11
6/01                                                      13.89                      106.83                      131.82

* $100 INVESTED ON 12/2/97 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED JUNE 30.

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 9, 1996, the Company sold certain real estate and a commercial building located in Chesterfield, Michigan, which currently serves as one of the Company's industrial container cleaning facilities, to the Black Family Limited Partnership, an Ohio limited partnership in which Monte R. Black serves as the sole general partner, for an aggregate consideration of $2.2 million. As part of the same transaction, the partnership and the Company entered into a long-term lease arrangement with respect to the facility for a term of ten years at an annual payment amount of approximately $421,000, payable monthly. In connection with the Company's initial public offering in fiscal 1998 ("the Offering"), the Company entered into an amended lease agreement through November 30, 2004, which provides for an annual rental of $288,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     As part of an industrial revenue bond financing in 1986, Monte R. and Susan
K. Black constructed an approximately 67,000 square foot building in Hebron, Ohio, which the Company leased for a ten-year term. Annual rent payments on the building and equipment during this ten-year term were $726,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through December 31, 2004, which provides for an annual rental of $600,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     In 1989 the Company entered into a five-year agreement to rent certain real estate and a commercial building located in Newark, Ohio from Monte R. and Susan
K. Black as the principal offices of the Company's industrial water subsidiary. In 1993 the Company extended the lease for an additional five-year term. Annual lease payments were $46,920, payable monthly. Effective July 1, 1997, the Company entered into a lease agreement through December 31, 2004, which provides for an annual rental of $66,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     In 1999, the Company entered into a sixty-six month agreement to rent certain real estate and a commercial building located in Newark, Ohio from Miramonte Property Management, LLC, a limited liability company controlled by Monte R. Black, as additional operating space for the Company's industrial water subsidiary. The lease provides for annual rental of $66,000 payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     The Company provides from time to time certain operational, administrative and financial services to Pro-Kleen Industrial Services, Inc., a portable sanitation services company wholly owned by Monte R. Black. During fiscal 2001, such services totaled $45,800.

     In February 1998, the Company sold its corporate aircraft at a fair market value of $3.6 million to an entity controlled by Monte R. Black. The purchase price was paid by redeeming a portion of the indebtedness created by the termination prior to the Offering, of the S Corporation status of MPW Industrial Services, Inc. ("Industrial") and distribution of accumulated undistributed earnings to the former shareholders of Industrial. At the same time, the Company entered into a five-year agreement to rent the aircraft from such entity for an annual lease payment of $360,000, payable monthly, plus applicable state and local sales taxes. This lease terminates on January 31, 2003 unless extended by the parties or unless terminated earlier by either party on no less than 120 days' prior written notice.

     In September 2001, the Company entered into a ten-year agreement to rent certain real estate and a commercial building located in Rockport, Indiana, from Miramonte Property Management, LLC, a limited liability company controlled by Monte R. Black, as additional operating space for the Company's Industrial Cleaning and Facility Maintenance business. The lease provides for annual rental of $72,000 payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company assists its directors and executive officers in completing and filing those reports. The

Company believes that during the last completed fiscal year all filing requirements applicable to its directors and executive officers were complied with, except that J. Craig Wright filed two late reports with respect to five purchases of Common Stock.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholder proposals for the 2002 annual meeting of shareholders (the "2002 Annual Meeting") must be received by the Secretary of the Company by July 16, 2002, to be included in the Company's proxy statement, notice of annual meeting and proxy related to the 2002 Annual Meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy card in accordance with applicable rules and regulations promulgated by the Securities and Exchange Commission.

     If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders, but has not sought the inclusion of such a proposal in the Company's proxy statement, such proposal must be received by the Company at its principal executive offices by October 15, 2002, or the Company's management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy statement.

                                 OTHER MATTERS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended June 30, 2001. REPRESENTATIVES OF ERNST & YOUNG LLP ARE EXPECTED TO APPEAR AT THE ANNUAL MEETING TO MAKE A STATEMENT, IF THEY WISH TO DO SO, AND TO BE AVAILABLE TO ANSWER APPROPRIATE QUESTIONS FROM SHAREHOLDERS AT THAT TIME. THE BOARD OF DIRECTORS EXPECTS TO APPOINT ERNST & YOUNG LLP AS ITS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

     The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

     THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING OTHER EXHIBITS, WITHOUT CHARGE, TO ANY PERSON UPON WRITTEN REQUEST ADDRESSED TO RICHARD R. KAHLE, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, MPW INDUSTRIAL SERVICES GROUP, INC., 9711 LANCASTER ROAD, S.E., HEBRON, OHIO 43025.

                                          /s/ Richard R. Kahle
                                          RICHARD R. KAHLE
                                          Vice President, Chief Financial
                                          Officer, Secretary and Treasurer

November 13, 2001
Hebron, Ohio

                                   APPENDIX A

                      MPW INDUSTRIAL SERVICES GROUP, INC.

                                 CHARTER OF THE
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by MPW Industrial Services Group, Inc. (the "Company") to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     - Review and appraise the audit efforts of the Company's independent accountants; and

     - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet as frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with Section IV.A.4 below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     A. DOCUMENTS/REPORTS REVIEW

       1. Review and update this Charter at least annually.

       2. Review the Company's annual financial statements and any reports for other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

       3. Review the internal reports to management prepared by the internal accountants and management's response.

       4. Review with financial management and the independent accountants the Company's 10-Q and 10-K prior to their filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     B. INDEPENDENT ACCOUNTANTS

       1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

       2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

       3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

     C. FINANCIAL REPORTING PROCESSES

       1. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

       2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

       3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

     D. PROCESS IMPROVEMENT

       1. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

       2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

       3. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

       4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

     E. ETHICAL AND LEGAL COMPLIANCE

       1. Review with management the actions taken to ensure compliance with the Company's Code of Corporate Conduct.

                           MPW INDUSTRIAL SERVICES GROUP, INC.

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 13, 2001

            The undersigned hereby appoints each of Monte R. Black and Richard
          R. Kahle as proxies with full power of substitution, and hereby authorizes each of them to present and vote, as designated below, all
    P     the shares of Common Stock, without par value, held of record on
    R     November 9, 2001 by the undersigned in MPW INDUSTRIAL SERVICES GROUP,
    O     INC., at the Annual Meeting of Shareholders to be held on December 13,
    X     2001 and at any adjournments thereof.
    Y
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, it will be voted in the manner directed below. If no direction is made, this proxy will be voted for Proposal #1.
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL #1.
          1. Election of Directors:

                      [ ]FOR all of the nominees, except vote withheld from those whose names are entered on the line below:
                        NOMINEES: Monte R. Black, Alfred Friedman, Pete A. Kilsares, Timothy A. Walsh and J. Craig R. Wright

                      -------------------------------------------------------------------------------------------------------
                      [ ]WITHHOLD authority to vote for all of the above nominees

          2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                  BE SURE TO DATE AND SIGN THE REVERSE SIDE OF THIS CARD

                           MPW INDUSTRIAL SERVICES GROUP, INC.

                                          PROXY

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE
                                ENCLOSED PREPAID ENVELOPE.

                                                  Date: ,                   2001

                                                  ------------------------------

                                                  ------------------------------
                                                      Shareholder Signature

                                                  PLEASE SIGN YOUR NAME EXACTLY
                                                  AS IT APPEARS AT LEFT. IF
                                                  SIGNING AS ATTORNEY, EXECUTOR,
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  GIVE YOUR FULL TITLE AS SUCH,
                                                  AND IF SIGNING FOR A
                                                  CORPORATION, PLEASE GIVE YOUR
                                                  TITLE. WHEN SHARES ARE IN THE
                                                  NAME OF MORE THAN ONE PERSON,
                                                  EACH SHOULD SIGN.




                                   Proxy Card